UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 2, 2012

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 18, 2012, Tim M. Wan has been appointed Chief Financial Officer and Treasurer of RealNetworks, Inc. (the "Company").

Mr. Wan, age 41, joined the Company in 2000 and served as Vice President, Finance from September 2009 to April 2012. Mr. Wan served as Area Vice President, Strategic Planning and Analysis from March 2006 to August 2009. He served in various leadership roles at the Company between 2000 and 2006, including General Manager of Consumer Operations, Director of Marketing Analysis and Senior Manager of Marketing Analysis.

Upon the effectiveness of his promotion, Mr. Wan’s annual base salary will be increased to $285,000. Effective May 1, 2012, Mr. Wan’s target annual bonus payment will be increased to 75% of his new annual base salary, and payout will be based on meeting individual performance target goals. Mr. Wan is also eligible to participate in the Company’s standard benefit plans.

In addition, effective April 18, 2012, Mr. Wan has been awarded 16,000 restricted stock units under the Company’s 2005 Stock Incentive Plan, as amended and restated. The restricted stock units will vest over two years, with 50% vesting on April 18, 2013 and 25% vesting upon the completion of each successive six months of employment thereafter.

Effective April 18, 2012, the Company and Mr. Wan will enter into a Change in Control and Severance Agreement that provides benefits to Mr. Wan upon certain termination of employment events. In the event the Company terminates the employment of Mr. Wan without cause, Mr. Wan will be entitled to receive 12 months of annual base salary and reimbursements for up to 12 months of Company-paid health coverage. In addition, in the event of a "change in control" of the Company, if the employment of Mr. Wan is terminated without "cause" or Mr. Wan resigns for "good reason" (as such terms are defined in a change in control severance agreement between the Company and Mr. Wan) within 3 months prior to or 24 months following such change in control, Mr. Wan is entitled to a lump sum payment equal to 125% of the sum of his base salary and target bonus, a lump sum payment of his prorated target bonus for any partial annual incentive bonus period, 100% accelerated vesting of his equity awards granted on or after April 18, 2012, extension of post-termination exercisability of all equity awards (other than incentive stock options) outstanding as of the date of termination for up to 12 months, and 18 months of Company-paid health coverage. In order to receive such benefits upon a change in control of the Company, Mr. Wan must (i) execute a release of claims in favor of the Company, (ii) agree to a nondisparagement obligation; and (iii) agree to non-solicitation and no-hire obligations for a period of 12 months following termination.

Item 7.01 Regulation FD Disclosure.

On April 2, 2012, the Company issued a press release announcing Mr. Wan’s appointment as the Company’s Chief Financial Officer and Treasurer. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Pursuant to the rules and regulations of the SEC, the attached exhibit is deemed to have been furnished to, but not filed with, the SEC.

99.1 Press Release issued by RealNetworks, Inc. dated April 2, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

April 2, 2012	By:	/s/ Michael Eggers

Name: Michael Eggers
Title: Sr. Vice President, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by RealNetworks, Inc. dated April 2, 2012